Exhibit 99.4

YELP, INC. AND EAT24HOURS.COM, INC.

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

On February 9, 2015, Yelp Inc. (“Yelp” or “Company”) acquired Eat24Hours.com, Inc. (“Eat24”). In connection with the acquisition, all of the outstanding capital stock of Eat24 was converted into the right to receive an aggregate of approximately $75.0 million in cash, less certain transaction expenses, and 1,402,844 shares of Yelp Class A common stock with an aggregate fair value of approximately $59.2 million, as determined on the basis of the closing market price of the Company’s Class A common stock on the acquisition date. Of the total consideration paid in connection with the acquisition, $16.5 million in cash and 308,626 shares were initially held in escrow to secure indemnification obligations. The key factor underlying the acquisition was to obtain an online food ordering solution.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Yelp and Eat24 as of December 31, 2014.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 combines the historical statement of operations for Yelp and Eat24 as if the acquisition occurred on January 1, 2014.

The historical financial information has been adjusted in the unaudited condensed combined pro forma financial statements to give effect to events that are (1) directly attributable to the acquisition; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on the combined company’s results. The pro forma adjustments are described in the accompanying footnotes.

The unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical financial statements and accompanying notes:

●

Separate audited consolidated financial statements of Yelp as of December 31, 2014 and for the year then ended, together with management’s discussion and analysis of financial condition and results of operations, presented in the Company’s Annual Report on Form 10-K filed on February 27, 2015 with the Securities and Exchange Commission;

●	Separate audited historical financial statements of Eat24 as of December 31, 2014 and for the year then ended included in this Current Report on Form 8-K/A;

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent or be indicative of the combined results of operations or financial position that the Company would have reported had the acquisition been completed as of the date and for the periods presented, and should not be taken as representative of its consolidated results of operations or financial condition following the acquisition. In addition, the unaudited pro forma condensed combined financial information is not intended to project the future financial position or results of operations of the combined company.

The acquisition has been accounted for using the purchase method of accounting. Under the purchase method of accounting, the total purchase price presented in the accompanying unaudited pro forma condensed combined financial statements was allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the net of the amount assigned to tangible and identifiable intangible assets acquired and liabilities assumed is considered goodwill.

The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary management estimates (for example, estimates as to the values of acquired intangible assets) and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition, costs necessary to achieve such measures, or costs to integrate the operations of the combined company.

Exhibit 99.4

Yelp Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2014
(In thousands, except share and per share data)

	Historical
				Pro Forma
Assets	Yelp (as reported)	Eat24	Adjustments	Combined	Notes
Current assets:
Cash and cash equivalents	$247,312	$7,807	$(75,000)	$180,119	(a)
Short Term Investments	118,498	-		118,498
Accounts receivable, net	35,593	941		36,534
Prepaid expenses and other current assets	19,355	1,081		20,436
Total current assets	420,758	9,829	(75,000)	355,587

Long Term Investments	38,612	-		38,612
Property, equipment and software, net	62,761	-		62,761
Goodwill	67,307	-	111,062	178,369	(b)
Intangibles, net	5,786	-	39,600	45,386	(c)
Restricted Cash	17,943	-		17,943
Other assets	16,483	28	(12,412)	4,099	(d)
Total assets	$629,650	$9,857	$63,250	$702,757

Liabilities and Stockholders’ Equity
Current liabilities:
Restaurant liabilitiy	$-	$8,742	$-	$8,742
Accounts payable	1,398	1,694		3,092
Accrued liabilities	29,581	424	230	30,235	(e)
Deferred revenue	2,994	-		2,994
Total current liabilities	33,973	10,860	230	45,063

Long term liabilities	7,527	-	3,089	10,616	(d)
Total liabilities	41,500	10,860	3,319	55,679

Stockholders' Equity
Common stock	-	1	(1)	-	(f)
Additional paid-in capital	627,742	18	59,140	686,900	(f)
Accumulated other comprehensive loss	(5,609)	-		(5,609)
Accumulated deficit	(33,983)	(1,022)	792	(34,213)	(e)(g)
Total stockholders’ equity	588,150	(1,003)	59,931	647,078
Total liabilities and stockholders’ equity	$629,650	$9,857	$63,250	$702,757

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Exhibit 99.4

Yelp Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2014
(In thousands, except share and per share data)

	Historical
			Pro Forma
	Yelp (as reported)	Eat24	Adjustments	Pro Forma Combined		Notes
Net revenue	$377,536	$24,501	$(1,147)	$400,890	(h)
Costs and expenses:
Cost of revenue (exclusive of depreciation	24,382	10,746	(5,663)	29,465	(h)
and amortization shown separately below)
Sales and marketing	201,050	7,248		208,298
Product development	65,181	2,324		67,505
General and administrative	58,274	4,124	4,516	66,914	(h)
Depreciation and amortization	17,590	-	5,344	22,934	(i)
Total costs and expenses	366,477	24,442	4,197	395,116

Loss from operations	11,059	59	(5,344)	5,774
Other income (expense), net	221	-		221

Income (loss) before income taxes	11,280	59	(5,344)	5,995
Benefit (provision) for income taxes	25,193	(33)	2,091	27,251	(j)

Net income (loss) attributable to common stockholders (Class A
and B)	$36,473	$26	$(3,253)	$33,246

Net loss per share attributable to common
stockholders (Class A and B)
Basic	$0.51			$0.46

Diluted	$0.48			$0.43

Weighted-average shares used to compute
net loss per share attributable to common
stockholders (Class A and B)
Basic	71,936			73,030

Diluted	76,712			77,806

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Exhibit 99.4

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to the unaudited pro forma condensed combined balance sheet as of December 31, 2014 and condensed combined statements of operations for the year ended December 31, 2014 are presented below:

(a) Adjustment to reflect the cash payment to the former Eat24 shareholders as part of the acquisition.

(b) Adjustment to record preliminary goodwill created as a result of the acquisition.

(c) Adjustment to record the preliminary fair market value estimates of restaurant relationships, user relationships, acquired technology and trademarks intangible assets resulting from the acquisition.

(d) Adjustment to record tax purchase accounting adjustments.

(e) Adjustment to record estimated transaction costs. Amounts are not included in the pro forma Condensed Combined Statements of Operations for the year ended December 31, 2014.

(f) Adjustment to eliminate Eat24’s historical shareholders’ equity and reflect the issuance of Yelp common stock to the former Eat24 shareholders as part of the acquisition.

(g) Adjustment to eliminate Eat24’s accumulated deficit account balance.

(h) Adjustment to conform Eat24’s net revenue and cost of revenue to Yelp’s presentation.

(i) Adjustment to reflect amortization expense related to restaurant relationships, user relationships, acquired technology and trademarks intangible assets which are amortized on a straight line basis over 4-12 years.

(j) Adjustment to record pro forma tax adjustments to reflect pro forma tax balances.